Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement (No. 333-198921) on Form S-3 of CorEnergy Infrastructure Trust, Inc. of our report dated March 31, 2014, relating to our audit of the consolidated financial statements of VantaCore Partners LP and Subsidiaries appearing in Amendment No. 2 to the Annual Report on Form 10-K/A of CorEnergy Infrastructure Trust, Inc., for the year ended December 31, 2013.

/s/ McGladrey LLP

January 20, 2015

Chicago, IL